UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 22, 2016

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, Callaway Golf Company (“Callaway”) owns a minority interest in Topgolf International, Inc., doing business as Topgolf Entertainment Group (“Topgolf”), consisting of common stock and various classes of preferred stock. On February 22, 2016, Topgolf announced that Providence Equity Partners L.L.C. (“Providence Equity”) has made a significant minority preferred stock investment in Topgolf (the “Providence Equity Investment”). In connection with the Providence Equity Investment, Topgolf intends to use a portion of the proceeds it receives to repurchase shares from its existing shareholders, other than Providence Equity (the “Topgolf Repurchase Program”). Callaway has agreed to sell approximately 9.6% - 10.9% of its shares in Topgolf in the Topgolf Repurchase Program, which amount may vary based on how many other existing Topgolf shareholders participate in the Topgolf Repurchase Program.

Prior to the Providence Equity Investment, Callaway owned approximately 18.5% of Topgolf. Following the Providence Equity Investment and the completion of the Topgolf Repurchase Program, Callaway estimates that it will own approximately 14.6% of Topgolf.

In connection with the sale of its Topgolf shares in the Topgolf Repurchase Program, Callaway expects to recognize a gain of approximately $17.4 million - $19.7 million in the first half of 2016, which amount will vary based on the number of shares Topgolf ultimately repurchases from Callaway. Callaway’s total investment in Topgolf accounted for on a cost-basis prior to these transactions is $54.6 million, which includes $1.3 million invested in connection with the exercise of certain stock options in January 2016. Callaway’s participation in the Topgolf Repurchase Program will reduce its total investment in Topgolf by approximately $5.7 million - $6.4 million, to a net total investment accounted for at cost of $48.2 million - $48.9 million.

At this time, Callaway is not updating the financial guidance it provided on February 4, 2016, but notes that this contingent gain is not included in, and would be incremental to, its prior guidance.

Forward-Looking Statements:

Statements used in this report that relate to future plans, events or circumstances, including statements relating to Topgolf’s execution of the Topgolf Repurchase Program (or the timing or completion thereof), Callaway’s participation in the Topgolf Repurchase Program, Callaway’s estimated ownership percentage in Topgolf following the completion of the Topgolf Repurchase Program, and Callaway’s estimated gain, or the anticipated reduction in Callaway’s investment in Topgolf, following the completion of the Topgolf Repurchase Program, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those estimated or anticipated as a result of certain known and unknown risks and uncertainties or changed circumstances, including any delay or difficulties in completing, or the failure of Topgolf to complete, the Topgolf Repurchase Program as presently contemplated, or a change in the number of issued and outstanding shares from that which is anticipated due to stock option exercises or otherwise. Callaway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: February 22, 2016	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel
and Corporate Secretary